EXHIBIT 11
                            SPURLOCK INDUSTRIES, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                          Three Months Ended                  Nine Months Ended
                                                             September 30,                        September 30
                                                             -------------                        ------------
                                                         1996              1995              1996              1995
                                                         ----              ----              ----              ----

Earnings:
Net income                                            $206,572          $753,011        $1,421,273        $1,738,627

Shares:
Weighted average number of
 shares used in computing
 primary earnings per share                          6,725,066         4,326,066         6,725,066         4,326,066

Earnings per share:                                       0.03              0.17              0.21              0.40
                                                          ====              ====              ====              ====

Shares:
Weighted average number of
 shares used in computing
 primary earnings per share                          6,725,066         6,726,066         6,725,066         6,726,066

Earnings per share:                                       0.03              0.11              0.21              0.26
                                                          ====              ====              ====              ====
